Exhibit 5.1

ALBERT G. MARQUIS

PHILLIP S AURBACH

WILLIAM A. LEVY

AVECE M. HIGBEE

DALE A. HAYES

TERRY A. COFFING

JAY YOUNG

SCOTT A. MARQUIS

JACK CHEN MIN JUAN

FRANK M. FLANSBURG III

MARY J. DRURY

CRAIG R. ANDERSON

DAVID A. COLVIN

TERRY A. MOORE

      __________

MICAH S. ECHOLS

GERALDINE BARRETTO-KO

DALE A. HAYES, JR.

NICHOLAS D. CROSBY

SHANE W. CLAYTON

MARQUIS & AURBACH ATTORNEYS AT LAW

DONNA M OSBORN

CHRISTOPHER J. RICHARDSON

MATTHEW T. CECIL

KENDELEE LEASCHER WORKS

SCOTT A. KNIGHT

JASON M. GERBER

ERIK W. FOX

LISA A. McCLANE

BRIAN R. HARDY

LAYKE M. STOLBERG

SALLY L. GALATI

CRAIG F. ROBINSON

JOSHUA D. CORRELLI

KEITH D. WILLIAMS

CONTI J. MOORE

ERIN R. BARNETT

TYE S. HANSEEN

     __________

JOHN M. SACCO

OF COUNSEL

July 31,2008

Via Email and First Class Mail

Tao Chen

President

Legend Mining Inc.

Suite 403,2-46 DeZhennan Road

Yeusiu District, Guangzhau

Guangdong Province

People's Republic of China

Re:     Offering by Legend Mining Inc., a Nevada corporation,

          of 28,500 common shares

Dear Mr. Chen

We have acted as Nevada counsel for Legend Mining Inc., a Nevada corporation ("Company") in conjunction with the aggregate offering of 2,850,000 common shares ("Shares") in the Company pursuant to the Form SB-l ("Registration Statement"). The Shares are being offered for sale by the Selling Shareholders, as defined in the Registration Statement.

In rendering the opinions hereinafter expressed, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, each as amended to date, and such other documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, and all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

10001 Park Run Drive· Las Vegas, Nevada 89145· Phone: 702.382.0711· Fax: 702.382.5816· www.marquisaurbach.com

Tao Chen

July 31, 2008

The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, including any federal securities law, or any state securities or "blue sky" laws or regulations.

On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares, when and to the extent issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ MARQUIS & AURBACH

MARQUIS & AURBACH